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                                                                    EXHIBIT e(1)


                             OCC ACCUMULATION TRUST


                      AMENDMENT TO DISTRIBUTORS AGREEMENT


         THIS AMENDMENT dated as of February 4, 2002 to the Distributors Agreement dated as of November 5, 1997, by and between OCC Accumulation Trust, a Massachusetts business trust and Pacific Investment Management Company shall be amended as follows:

         Whereas, the Distributor has changed its form of organization from a Delaware general partnership to a Delaware limited liability company and shall now be referred to as OCC Distributors LLC;

         Now, therefore, the parties agree as follows:

         All references to OCC Distributors in the Distributors Agreement should be replaced with OCC Distributors LLC.

         No other changes to the Distributors Agreement shall be contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer as of the day and year first written above.

OCC ACCUMULATION TRUST                        OCC DISTRIBUTORS LLC

By: /s/Brian S. Shlissel                      By:  /s/Michael B. Zuckerman
    -----------------------------                  -----------------------------
    Brian S. Shlissel                              Michael B. Zuckerman